Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation in this Registration Statement on Form 20-F of Roma Green Finance Limited, Inc. of our report dated August 23, 2023, relating to the financial statements of Roma Green Finance Limited, Inc. (the “Company”), appearing in the Company’s Registration Statement on Form F-1. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ KCCW Accountancy Corp.
Diamond Bar, California
August 1, 2024